Exhibit 10.5

Loan Agreement

No.: 2809221C2116382

Lender (full name): Kaifeng Commercial Bank Songdu Branch
Address: Building 1, Middle Section, Neihuan Road, Kaifeng City
Legal representative: Hu Baohong
Telephone: 5960933
Authorized representative: Wang Chuan
Telephone: 5960933

Borrower (full name): Henan Desheng Boiler Installation Co., Ltd
Address: No.12, Gongyuan Road, Kaifeng City
Legal representative: Zhang Honghai
Telephone: 2996105
Authorized representative: Hao Genfa
Telephone: 2996105

Signing address: Building 1, Middle Section, Neihuan Road, Kaifeng City

     This agreement is hereby signed after bilateral agree in accordance with the Contract Law of the People's Republic of China.

    Part I.   Loan

    1.  Loan kind: short-term current capital loan

    2.  Loan use: purchasing raw materials such as steel

    3.  Loan amount (in words): RMB Two Million Only

    4.  Borrow and repay

    1)  Loan term, amount and interest rate:

Borrowing date				Agreed repaying date
Year	Month	Date	Amount	Year	Month	Date	Amount
2009	12	30	2,000,000	2010	12	28	2,000,000

     (Note: added attachment resulting from shortage in the table is component of the agreement.)

    2) Records in loan note shall prevail in case of any unconformity on loan amount, borrowing date, interest rate and agreed repaying date in the agreement and loan note, which shall be regarded as part of agreement and have the same force of law.

    5. Interest rate and interest settlement

    1) In terms of PBC’s regulations, both parties agreed the following type to implement interest rate:

    Implement PBC’s regulated basic interest rate that time, that is, monthly interest rate 4.42 5‰. The interest shall be calculated since loan lending date and charged monthly.

    2) Before the loan is kept in account, in case of PBC’s adjustment of interest rate, new basic rate or changed rate shall prevail. But the changed level shall be carried out in terms of article 1).

    3) Fixed interest rate shall prevail regarding loan term within one year (including one year).

     4) Regarding loan term above one year, the PBC’s new interest rate shall prevail on January 1st next year subject to regulation of article 1), and lender is unnecessary to inform borrower. But not include special agreement between both parties.

     5) Regarding loan term extension, level of interest rate in respect of extended term shall prevail in accordance with regulation of article 1).

     6) Borrower’s repayment prior to maturity shall be subject to consents of lender who has rights to require the same interest rate as that subject to loan term agreed in the agreement.

     Part II. Only with following preconditions satisfied, or else, lender has rights to reject the offer of loan.

    1. The borrower shall have basic account opened at lender’s, via which the loan and relevant settlement and deposit shall be handled.

    2. Regarding mortgage or pledge guarantee pertinent to loan, legal procedures such as registration and insurance shall be settled subject to lender’s requirements and they are lastingly valid. In case tat the loan is guaranteed under guaranty, the guaranty contract shall have been signed.

    Part III. Lender’s rights and responsibilities

    1. The lender has rights to get familiar with borrower’s states of business operation, materials and storage, loan utilization, etc. and require the borrower’s periodic submission of financial statements, materials and information.

    2. In case of borrower’s any disadvantageous behavior or condition that has adequate impact on loan’s security, the lender may stop lending or call in the loan ahead of schedule.

    3. When calling in, in terms of agreement or ahead of schedule, the loan, interest, default interest, compound interest or other payable expenses, lender can directly collect them from borrower’s any account.

    4. Regarding borrower’s inadequate repayment, lender can take it as repayment of loan, interest, default interest, compound interest or expenses.

    5. Lender can announce borrower’s breach of agreement in case of any nonperformance of repayment.

    6. Lender shall offer loan in terms of the agreement and loan note.

    Part IV. Borrower’s rights and responsibilities

    1.  Borrower has rights to get the loan in terms of the agreement and loan note.

    2. Borrower shall pay interest on interest settlement date.

    3. Repay loan and interest on schedule. Regarding extension, borrower shall apply in written 15 days ahead of maturity. Lender has rights to decide whether the loan can be extended. And the extension agreement shall be signed subject to lender’s consents.

    4.  Borrower shall utilize the loan in terms of agreement, without diverting it.

    5. Submit real, complete and valid financial statements and other relevant materials and information and provide active coordination to lender’s inspection on business and finance and loan utilization.

     6. Regarding any act such as contracting, tenancy, shareholding reform, affiliation, merging, annexing, schism, joint venture, assets transfer, suspending business, filing an application for dissolution and voluntary bankruptcy that impact on variation of loan or accomplishment of loan repayment, borrower shall in advance notify lender in written. Only with lender’s consents and after definite loan repaying responsibilities or repaying loan prior to schedule, or else, the above-mentioned acts cannot be carried out.

     7. In case of any act besides the above, such as shutout, stoppage, cancellation of registration, cancellation of business license, legal representative or core person’s violation of law or involution into lawsuit or arbitration, business difficulties, financial worsening and so on that have large disadvantageous impact on loan repayment, lender shall be notified in written and guaranteeing measures approved by lender shall be worked out.

     8. In case that borrower provides guaranty for others’ debt or mortgages or pledges his main assets to the third party, which may impact on his repayment of loan in the agreement, these shall be notified to lender in written and get lender’s consents.

     9. Borrower and his investors shall not draw out capital illegally, transfer assets or transfer shares to escape from his debt.

     10. Borrower shall duly notify in written the variation of name, legal representative, address, business scope, etc.

     11. Borrower shall duly provide lender other guaranteeing measures in case of any following condition of agreement guarantor: shutout, stoppage, cancellation of registration, cancellation of business license, bankruptcy, operating loss, partial or complete loss of guaranteeing capacity, or reduced value of guaranty or mortgage right.

     12. Borrower shall undertake all costs of law service, insurance, transport, assessment, registration, keeping, verification and notarization and so on.

     13. Borrower’s signing the agreement has been authorized by general meeting of shareholders, meeting of directors, or relevant predominant authority without any violation of law, regulation or articles of incorporation. In case that the agreement is signed with violation of articles of incorporation or other regulations, borrower shall assume the full responsibilities, and this shall not be against implementation of responsibilities subject to agreement.

    Part V. Responsibility of breach of agreement

     1. In case that the borrower cannot repay the loan on schedule, the lender can increase the interest rate since the date of delay by fifty percent (in words) as default interest till the capital and interest completely repaid. During the delay, in case that the PBC increases the basic loan interest rate, the default interest rate shall be accordingly increased at the same time.

     2. In case that the borrower uses the loan with breach of the agreement, the lender can increase the interest rate since the date of breach by one hundred percent (in words) as default interest till the capital and interest completely repaid. During the delay, in case that the PBC increases the basic loan interest rate, the default interest rate shall be accordingly increased at the same time.

     3. In case that the borrower does not pay the interest in terms of the agreement, lender can require compound interest to the due interest in terms of PBC’s relevant regulations.

     4. Regarding any breach of agreement, the lender has rights to require the borrower to correct it during a limit term, to stop lending loan or to withdraw loan prior to maturity; the lender also has rights to announce the immediate maturity of loan subject to any other loan agreements signed between borrower and lender, or to adopt capital guaranteeing measures.

     5. In case that any guarantor violate the guaranty agreement, the lender has rights to stop lending new loan, to withdraw loan prior to maturity or to adopt capital guaranteeing measures.

     6. In case that the lender adopts lawsuit or arbitration to get back loan due to borrower’s violation of agreement, borrower shall undertake all legal fees, travel charges and other expenses.

    Part VI. Loan guaranty

     Loan guaranty subject to this agreement is mortgage, and the guaranty agreement shall be signed additionally with No. But for maximum amount guaranty, the guaranty agreement No. shall be Di Ya 1408411C2112000.

    Part VII. Solution of argument

     In case of any argument, negotiation can be carried out between both parties to solve. Or, any party can lodge a complaint to the local court of borrower’s location. During the lawsuit, the agreement’s articles without argument shall be still implemented.

    Part VIII. Other

    Part IX. Agreement’s entry into force

    The agreement shall come into force since the signing date.

     Part X. The agreement is in triplicate, both parties, guarantor and relevant registration institution hold individually with same effect.

     Special notes: lender has required borrower to make complete and accurate understanding of all articles of the agreement and has made explanation on relevant articles subject to borrower’s requirements. Both parties signing the agreement have same understanding of agreement’s contents.

Borrower: Henan Desheng Boiler Installation Co., Ltd (seal)
Legal representative or authorized representative: Zhang Honghai (signature and seal)

Lender: Kaifeng Commercial Bank Songdu Branch
Legal representative or authorized representative: Hu Baohong (signature and seal)

Signing date: Dec 30, 2009